Exhibit 10.1

SEPARATION AGREEMENT AND MUTUAL release of all claims

This Separation Agreement and Mutual Release of All Claims (“Agreement”) is made between Steven J. Goldstein (“Executive”) and Saga Communications, Inc. and each of its subsidiaries (the “Company”) as of the effective date (the “Effective Date”) set forth above Executive’s signature below, as follows:

1.          Separation from Employment. Executive voluntarily resigns from employment with the Company effective on March 24, 2015 (“Separation Date”). The Company accepts such resignation. Executive further resigns from all, officer, agent or committee positions with the Company, if any, and the Company accepts such resignations. Executive agrees to execute any separate resignation notices for such purposes as reasonably requested by the Company. Executive shall be paid Executive’s salary and all benefits through the Separation Date. Except as set forth in this Agreement, all compensation and benefits from the Company terminate on the Separation Date.

2.          Accelerated Vesting of Restricted Stock. Executive was granted 3,526 shares of Class A Common Stock of the Company (“Restricted Stock”) under the terms of that certain Restricted Stock Agreement dated November 6, 2013 between Executive and the Company, with vesting as follows:

Shares	Vesting Date	Vesting Status

1,175	November 6, 2014	Vested

1,175	November 6, 2015	Not vested

1,176	November 6, 2016	Not vested

Under the terms of such Restricted Stock Agreement, shares which are not vested at the time of termination of employment with the Company are forfeited. Notwithstanding the provisions of the Restricted Stock Agreement, Executive and the Company agree that all of the foregoing Restricted Stock are vested as of the Effective Date and Executive shall have all rights incumbent with such stock, free of any restriction and unlegended certificates representing such shares shall be promptly issued to Executive.

3.          Stock Options/Nonqualified Deferred Compensation. Executive holds certain stock options previously granted to him by the Company. Similarly, Executive has previously deferred a portion of his salary pursuant to the Company’s nonqualified deferred compensation plans. Executive’s rights regarding such stock options and deferred compensation balance are as set forth in the respective grant awards/plans in the event of termination of employment with the Company. Such rights are not otherwise affected by this Agreement.

4.          Mutual Release of All Claims and Covenant Not to Sue. Except for the performance of this Agreement, the Consulting Agreement of even date with the Company, the License Agreement of even date with the Company and any indemnification obligations of the Company or its affiliates in favor of Executive under its/their Articles of Incorporation or Bylaws, Executive, on behalf of Executive and anyone claiming through Executive, releases and forever discharges the Company, its , subsidiaries, joint ventures and affiliated organizations and its/their past and present directors, officers, shareholders, employees, agents, attorneys, benefit plans and plan administrators, sureties, insurers, successors and assigns (collectively “Released Parties”) from all claims, liabilities, demands, rights, costs, attorney fees, causes of action and damages, including all consequential and incidental damages, whether known or unknown, arising from the beginning of time to the Effective Date, including without limitation those relating directly or indirectly to Executive’s employment with the Company and all claims for personal injury, defamation, breach of contract, violation of due process or civil rights, wrongful discharge, and violation of any federal, state or local statute, law or ordinance and the common law, including without limitation violation of the federal Employee Retirement Income Security Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Equal Pay Act, the Americans with Disabilities Act, , the Fair Labor Standards Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, Connecticut Fair Employment Practices Act, Connecticut Family and Medical Leave Act, Connecticut Whistleblower Law, the Michigan Elliott-Larsen Civil Rights Act, the Michigan Persons with Disabilities Act, the Michigan Wage and Fringe Benefits Act, the Michigan Whistleblower’s Protection Act, all such laws as amended to date, and/or any federal, state or local law regarding discrimination, employment, compensation and/or employee civil rights, provided, however, that if any individual of the Released Parties brings a claim against Executive based on any action occurring prior to the Effective Date, then the foregoing release of claims by Executive is withdrawn and shall be of no effect as to such individual, only. Notwithstanding the above, Executive does not release any (a) vested 401(k) plan balance, (b) rights under the federal COBRA law, (c) rights under worker’s compensation and unemployment compensation laws, or (d) any other rights which by law cannot be released.

It is understood and agreed that except for the exceptions set forth in this Agreement, this is a full and final release in complete settlement of all claims and rights of every nature and kind whatsoever which Executive has or may have against the Company and other Released Parties.

Executive agrees that Executive will never make any claim or demand against the Company and/or other Released Parties as to any matter released under this Agreement, including without limitation the filing of a lawsuit in any state or federal court or, to the full extent authorized by law, the filing of a claim with any governmental agency; provided, however, that the foregoing does not affect any right to file an administrative charge with the Equal Employment Opportunity Commission, subject to the restriction that if any such charge is filed, Executive agrees not to seek or in any way obtain or accept any monetary award, recovery, settlement or relief therefrom. Executive agrees that if Executive makes such claim or demand in violation of this paragraph, (a) this Agreement shall serve as a full and complete defense and (b) Executive will pay the Company’s/Released Parties’ attorney fees and costs to the full extent authorized by law.

Except for the performance of this Agreement, the Consulting Agreement of even date with Executive and the License Agreement of even date with Executive and except for acts of criminal misconduct by Executive (the Company not having present knowledge of any such criminal misconduct), the Company releases and forever discharges Executive, his executors, personal representatives and heirs from any and all claims, liabilities, demands, rights, costs, attorney fees, causes of action and damages, including all consequential and incidental damages, whether known or unknown, arising from the beginning of time to the Effective Date, including without limitation those relating directly or indirectly to Executive’s employment with the Company and all claims for personal injury, defamation, breach of contract, violation of due process or civil rights, wrongful discharge, and violation of any federal, state or local statute, law or ordinance and the common law. It is understood and agreed that except for the exceptions set forth in this Agreement, this is a full and final release in complete settlement of all claims and rights of every nature and kind whatsoever which the Company has or may have against Executive. The Company agrees that the Company will never make any claim or demand against Executive as to any matter released under this Agreement.

5.          No Admission of Wrongdoing. This Agreement shall not be construed as an admission of wrongdoing or liability by the Company or by Executive.

6.          Duties as to Confidential Information. Executive agrees that Executive will keep confidential and not disclose or use (other than on behalf of the Company) any and all confidential or proprietary information of the Company. As used in this Agreement, confidential or proprietary information includes trade secrets, methods of operation, broadcast analyses, non-public financial information, employment practices, station acquisition information, customer lists, potential customer lead or prospect lists, business plans, strategic plans, management systems, internal procedures, techniques, processes, and computer systems and programs, including the source and object codes, as well as all analyses, compilations, forecasts, studies, summaries, notes, data and other documents and material (in whatever form or medium maintained) prepared by Executive or the Company, or by its accountants, attorneys and financial advisors, which contain or reflect, or are generated or derived from, any information provided by the Company. Executive further agrees to immediately return all confidential or proprietary information, including those described in Section 7, and not make or retain any copies thereof. Confidential information shall not include i) publicly available information which did not become public through any act of Executive, ii) information independently developed by Executive after the date hereof which is not derived directly or indirectly from confidential information of the Company, or iii) information provided to Executive after the date hereof from an individual or entity not under any confidentiality obligation to the Company and who is not a current or former employee of the Company.

7.          Return of Company Property, Records and Documents. Executive shall immediately return at the Company’s expense all property of the Company in Employee’s possession including, but not limited to, any of the following: equipment, including laptop computers, desk top computers and iPads, software and all Company records and documents whether in hard copy or electronic form, including without limitation the following: all contact information, files, broadcast content, broadcast analyses and data compilation, broadcast contests, interactive content and files, promotional materials, competitive information, talent files and correspondence to and from stations, vendors and consultants. Executive shall not make or retain copies of any such Company records and documents other than contact information. Provided, however, Executive may retain and transfer to Executive the cellular telephone number used by him (not the Company office telephone number or fax number) and the office telephone system, microwave, fax machine and office furniture and other Company owned equipment located in the Westport, CT office suite utilized by Executive.

8.           Mutual No Negative Comments or Interference. Executive shall not until the tenth (10th) anniversary of the Effective Date: (a) directly or indirectly disparage, criticize or make negative comments about the Company, its directors, officers, employees, stations or holdings or (b) take any action intended to have the effect of damaging the business reputation of the Company or its stations. Executive agrees that Executive will not directly or indirectly induce any employee of the Company to engage in any activities prohibited to Executive under this Agreement or to terminate the employee’s employment with the Company. The foregoing shall not prevent Executive from testifying truthfully if compelled by law, subpoena or other legal process. The Company on behalf of itself, its affiliates and each of their directors and officers, shall not until the tenth (10th) anniversary of the Effective Date directly or indirectly disparage, criticize or make negative comments about Executive or take any action having the effect of damaging the reputation of Executive. The foregoing shall not prevent representatives of the Company from testifying truthfully if compelled by law, subpoena or other lawful process.

9.           No Support for Claims Against the Company. Unless compelled by law, subpoena or other legal process, Executive will not provide, directly or indirectly, any information, encouragement or assistance to any person or entity regarding pursuit of a claim or lawsuit against the Company. Unless compelled by law, subpoena or other legal process neither the Company nor any of its officers or directors shall directly or indirectly provide any information, encouragement or assistance to any person or entity regarding pursuit of a claim against the Executive. This Section 9 shall not prevent Executive from cooperating with the Equal Employment Opportunity Commission or any governmental agency without the necessity of a subpoena.

10.         Cooperation in Litigation, Investigations and Company Business. Executive agrees to reasonably cooperate with the Company (which shall be credited against the hourly service obligation under Section 2 of the Consulting Agreement with the Company), without additional compensation other than reimbursement by the Company of Executive’s reasonable expenses, in its defense of or other participation in any administrative, judicial, arbitral, investigative or other proceeding arising from any charge, complaint or other action that has been or may be filed, or with respect to which the Company may be or become involved, relating to any matter that occurred during Executive’s employment with the Company.

11.         Violation of Agreement. The parties acknowledge that Sections 6, 7, 8, 9, and 10 are material provisions of this Agreement and that any violation of such Sections will (a) deprive the non-violating party of consideration which is integral to this Agreement and (b) cause irreparable injury to the non-violating party. Accordingly, each party agrees that in the event of such violation, in addition to any other relief permitted by law or this Agreement, the non-violating party shall be entitled to a temporary restraining order, preliminary and permanent injunctive relief and such other equitable relief as appropriate for any such violation without posting a bond or other security being required and without proof of damages. If either Executive or the Company is found by a court of competent jurisdiction (see Section 14(c)) to have intentionally violated this Agreement, the party in violation shall pay all of the legal expenses of the non-violating party, including court costs and attorney fees, for the enforcement of this Agreement.

12.         No Violations of Law or Contract. Executive represents that he is not actually aware of any violations of law by the Company or of any material breaches of contract or violations of terms and conditions by the Company.

13.         Representations and Revocation Rights. Executive represents that Executive has been advised by the Company (and is further advised by this writing prior to execution of this Agreement) that Executive should consult with an attorney before executing this Agreement. Executive acknowledges that Executive has been given at least twenty-one (21) days by the Company in which to consider this Agreement and that if Executive signed the Agreement before expiration of the twenty-one (21) days, Executive did so voluntarily and with the intention of waiving the remainder of such period. The Agreement shall not be effective or enforceable for a period of seven (7) days following the date of Executive’s signature below, during which time only, Executive may revoke this Agreement. Any such revocation must be in writing, signed by Executive and delivered or mailed so as to arrive within such seven (7) days to David C. Stone, Esq., Attorney for Saga Communications, Inc., Bodman PLC, 201 W. Big Beaver Road, Suite 500, Troy, Michigan 48084. No other revocation can be made or will be effective. If Executive revokes this Agreement, Executive’s voluntary resignation from employment shall remain effective and Executive shall not be engaged as a consultant by the Company.

14.	Miscellaneous.

(a)	This Agreement, together with the Consulting Agreement between Executive and the Company which is executed concurrently with this Agreement, constitute the entire agreement between Executive and the Company regarding the subject matter thereof and supersede any prior or contemporaneous promises, representations or agreements. The Change-In-Control Agreement previously executed by Executive and the Company is null and void. This Agreement cannot be modified orally but only in a written document signed by Executive and an authorized representative of the Company.

(b)	Each party has carefully reviewed this Agreement in its entirety and signs as his/its free act.

(c)	This Agreement shall be governed by the laws of the State of Michigan without regard to conflict of law principles. Executive and the Company consent to the jurisdiction of the federal and state courts in Wayne County, Michigan for any matter related to this Separation Agreement. EXECUTIVE AND THE COMPANY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION RELATED TO THIS AGREEMENT.

(d)	The captions and headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. This Agreement accurately sets forth the intent and understanding of each party. This Agreement shall not be construed for or against either party as a result of the drafting hereof if there is any dispute over the meaning or intent of any of its provisions.

(e)	If any provision of this Agreement, in whole or in part, is determined to be unlawful or unenforceable, the parties agree that such provision shall be deemed modified, if possible, to the extent necessary to render such provision valid and enforceable to the maximum extent permitted by law and, if not possible, it shall be severed from the Agreement. In either event all remaining provisions of this Agreement shall remain in full force and effect.

(f)	This Agreement may be executed in counterparts, which together shall constitute one Agreement. A photocopy of this Agreement as signed is effective as an original. Scanned or faxed signatures are effective as originals.

Effective on the eighth (8th) day following the date of Executive’s signature below.

READ BEFORE SIGNING

Executive:

3/24/15	/s/ Steven J. Goldstein
Date
Company:

SAGA COMMUNICATIONS, INC.

3/24/15	By:	/s/ Edward K. Christian
Date	Its:	Chairman, President and CEO

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